CONFIRMING STATEMENT

This Statement confirms that the undersigned, Joseph Gillespie, has authorized and designated Sharon Le Duy, Delida Costin, and Vincent Fontanilla, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of CNET Networks, Inc.  The authority of Joseph Gillespie, under this Statement shall continue until the undersigned is no longer required to file the Forms 3, 4, and 5 with regard to his/her ownership of or transactions in securities in CNET Networks, Inc., unless earlier revoked in writing.  The undersigned acknowledges that Sharon Le Duy, Delida Costin, and Vincent Fontanilla, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: 07 July 2004

_____/s/_Joseph Gillespie_________

 Joseph Gillespie

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